CUSIP No. 1912EP104	13G

Exhibit 2

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that Kar-Tess Holding S.A., Boval S.A., Socomex S.A., Severine Ltd., Mr. George A. David, Mr. Haralambos K. Leventis and Mr. Anastasios P. Leventis hereby make, constitute and appoint Anastasios I. Leventis and Jeremy Downward as their true and lawful attorney with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in their name and on their behalf, all filings required under Section 13 of the Securities Exchange Act of 1934, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Kar-Tess Holding S.A., Boval S.A., Socomex S.A., Severine Ltd., Mr. George A. David, Mr. Haralambos K. Leventis and Mr. Anastasios P. Leventis have each caused this power of attorney to be signed on their behalf as of the date indicated below.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date: February 10, 2003	KAR-TESS HOLDING S.A.
	By	/S/ GEORGE A. DAVID
Name: George A. David Title: Director

Date: February 12, 2003	By	/S/ ANASTASIOS P. LEVENTIS
Name: Anastasios P. Leventis Title: Director

Date: February 10, 2003	SOCOMEX S.A.
	By	/S/ P.K. OESCH
Name: P.K. Oesch Title: Director

	By	/S/ E. WICKIHALDER
Name: E. Wickihalder Title: Authorized Signatory

Date: February 10, 2003	BOVAL S.A.
	By	/S/ P.K. OESCH
Name: P.K. Oesch Title: Director

	By	/S/ E. WICKIHALDER
Name: E. Wickihalder Title: Authorized Signatory

Date: February 7, 2003	SEVERINE LTD.
	By	/s/ RYAN RUDOLPH
Name: Ryan Rudolph Title: Director

Date: February 10, 2003	/S/ GEORGE A. DAVID
George A. David

Date: February 12, 2003	/S/ ANASTASIOS P. LEVENTIS
Anastasios P. Leventis

Date: February 12, 2003	/s/ HARALAMBOS K. LEVENTIS
Haralambos K. Leventis